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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Dollar Tree Stores, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOLLAR TREE STORES, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
Thursday, June 16, 2005

To Our Shareholders:

        We will hold the annual meeting of the shareholders of Dollar Tree Stores, Inc. at the Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia on Thursday, June 16, 2005 at 10:00 a.m. local time. Shareholders will consider and vote on the following proposals:

  •
  approve an amendment to the bylaws establishing the size of the Board of Directors;

  •
  elect three directors;

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  approve the 2005 Employee Stock Purchase Plan; and

  •
  act upon any other business that may properly come before the meeting.

        Shareholders of record at the close of business on April 22, 2005 will receive notice of and be allowed to vote at the meeting.

        Your vote is important to us. We encourage you to read the attached proxy statement then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so.

BY ORDER OF THE BOARD OF DIRECTORS

Frederick C. Coble Corporate Secretary

Chesapeake, Virginia
April 29, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        Dollar Tree's Board of Directors is soliciting your proxy to vote your shares at the annual meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the meeting.

        We began mailing these proxy materials on or about May 13, 2005 to all shareholders entitled to vote. The Dollar Tree 2004 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, Time and Place of the Meeting

        As shown in the Notice of Annual Meeting, the 2005 annual meeting of shareholders of Dollar Tree Stores, Inc. will be held on Thursday, June 16, 2005, at the Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia, at 10:00 a.m. local time.

        The principal executive offices of Dollar Tree are located at 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone: (757) 321-5000.

Shares Entitled to Vote

        Shareholders of record have one vote per share at the close of business on April 22, 2005. At that time, there were 109,047,682 shares of common stock outstanding. Votes will be tabulated by our transfer agent, National City Bank.

Voting Your Proxy

        Whether or not you plan to attend the annual meeting, we urge you to vote. If you vote by proxy, that is, by signing, dating and returning the enclosed proxy card, or by casting your vote via a toll-free number or the Internet, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. If you do not indicate instructions to your proxies, then your shares will be voted as follows:

  •
  FOR amending the bylaws to set the size of the Board of Directors at eleven members;

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  FOR re-electing three members of the Board as Class I directors; and

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  FOR approving the 2005 Employee Stock Purchase Plan.

If any other matter is presented, then your proxy will vote in accordance with your proxies' best judgment. At this time, the Board of Directors is unaware of any other business to be brought before the meeting. If you send more than one proxy card, then your shares will be voted in accordance with the proxy card bearing the latest date.

        You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree Stores, Inc. prior to the annual meeting or attending the annual meeting to cast your vote in person.

Quorum Requirement and Broker Non-Votes

        A quorum of shareholders is necessary to hold a valid meeting. If holders of a majority of the outstanding shares of common stock are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted for establishing a quorum.

        On certain routine matters, brokers may, at their discretion, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors (Proposal No. 2). We believe the proposal to amend the bylaws to set the Board's size (Proposal No. 1) is also a routine matter. In instances where brokers are prohibited from exercising discretionary authority, brokers will not vote the shares of beneficial owners who fail to provide instruction (so-called "broker non-votes"). These shares are not included in the vote totals and, therefore, have no effect on the vote. At the 2005 annual meeting, we believe brokers may be prohibited from exercising discretionary authority only with respect to our employee stock purchase plan (Proposal No. 3).

        Broker non-votes will not be counted as votes "for" or "against" any proposal and will not affect the outcome with respect to any matter to be voted on.

Householding

        In some cases, only one proxy statement is being delivered to multiple shareholders sharing an address unless the company has received contrary instructions from one or more of the shareholders. Upon written or oral request, we will deliver a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. A shareholder can notify the company's Corporate Secretary at the above address that it wishes to receive a separate copy of the proxy statement in the future, or alternatively, that it wishes to receive a single copy of the materials instead of multiple copies. Each shareholder will receive voting instructions relative to their individual holdings, regardless of a shared address.

Costs of the Proxy Solicitations

        The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc.

PROPOSAL NO. 1—AMENDMENT TO BYLAWS
TO SET THE SIZE OF THE BOARD OF DIRECTORS

Size of the Board of Directors

        We are asking the shareholders to approve a change in the bylaws to set the Board size at eleven persons, subject to further change by the Board. Under Virginia law, the Board would have authority to increase or decrease the number of directors by thirty percent in the future. Therefore, the effect of this change is to permit the Board to set the number of directors from eight to fourteen persons. The bylaws currently provide for a variable size board of six to eleven members. Because only the shareholders may change from a variable range to a fixed number of directors, we are asking that you approve a motion to replace Article III, Section 2 of the Company's bylaws with the following text:

          "NUMBER OF DIRECTORS: The Board of Directors shall consist of eleven (11) directors. Subject to the Articles of Incorporation and applicable law, directors shall be elected by the stockholders for three-year terms and shall serve until the election of their successors. The Board of Directors shall have the power to amend this bylaw to the extent permitted by law."

        The Board believes that it is in the company's best interest to give the Board of Directors maximum flexibility in setting its size in the future. As described under "Corporate Governance and Director Independence" beginning on page 13, the NASDAQ Stock Market and the Securities and Exchange Commission have recently imposed numerous requirements with respect to the composition of the Board and the independence of its members. Management directors and related parties with valuable expertise in the company's business generally do not qualify for such requirements. As a result, the company will continue to seek out new members to serve on the Board to balance management representatives with knowledgeable outside directors to ensure adequate Board independence.

Vote Required

        The bylaws will be amended at the meeting, so long as a quorum is present, if the votes cast favoring the amendment represent a majority of shares represented and entitled to vote. Abstentions shall be deemed a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE "FOR" THE AMENDMENT TO THE BYLAWS.

PROPOSAL NO. 2—ELECTION OF DIRECTORS

Directors and Nominees

        Our Board of Directors is divided into three staggered classes for purposes of election. One class is normally elected at each annual meeting of shareholders to serve for a three-year term. Under our current bylaws, the Board consists of between six and eleven persons. The above Proposal No. 1 asks the shareholders to approve a change in the bylaws to allow the Board to consist of eleven persons.

        At the 2005 annual meeting of shareholders, the terms of three Class I directors are expiring. They are Macon F. Brock, Jr., Richard G. Lesser, and Thomas E. Whiddon. The Board proposes to nominate these three individuals to be elected as Class I directors at the 2005 annual meeting of shareholders. If so elected, these Class I directors will hold office for a three-year term expiring at the annual meeting of shareholders held in 2008.

        All other directors will continue in office following this annual meeting and their terms will expire in 2006 (Ms. Scott and Messrs. Perry and Saunders) and 2007 (Messrs. Compton, Megrue, Wurtzel and Sasser).

        The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

Vote Required

        A director is elected at the meeting, so long as a quorum is present, if the votes cast favoring the election of that director exceed those cast in opposition.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Class I Director

Macon F. Brock, Jr. Chairman Dollar Tree Stores, Inc.
Mr. Brock, age 63, has been Chairman of the Board since September 2001 and a director since 1986. He was Chief Executive Officer from 1993 to 2003. From 1986, when he founded Dollar Tree with Mr. Perry and Mr. Compton, until 2001, he was President. Until 1991, he was an officer and director of K&K Toys.
Mr. Brock has served on our Board since 1986.
Richard G. Lesser Senior Corporate Adviser The TJX Companies, Inc.

Mr. Lesser, age 70, was Senior Corporate Adviser of the TJX Companies, Inc. from February 2002 until his retirement in January 2005. He was Executive Vice President from 1991 to 2001 and Chief Operating Officer from 1994 to 1999. He was President of its Marmaxx Division (TJ Maxx and Marshalls) from 1995 to 2001. From 1981 to 1993, he held various executive positions within The TJX Companies, Inc.
Mr. Lesser has been a Dollar Tree director since 1999 and also serves on the boards of The TJX Companies, Inc., Reebok International Ltd. and A.C. Moore Arts & Crafts, Inc.
Thomas E. Whiddon Private investor; corporate director

Mr. Whiddon, age 52, was Executive Vice President of Lowe's Companies, Inc. from 1996 until 2003, at which time he retired. During this time, he served as Executive Vice President of Logistics and Technology from 2000 to 2003 and Executive Vice President, Chief Financial Officer from 1996 to 2000. From 1994 to 1996, he was Senior Vice President, Chief Financial Officer and Senior Vice President, Treasurer for Zale Corporation, Inc. From 1988 to 1994, he was Vice President, Treasurer for Eckerd Corporation and from 1986 to 1988, he was Vice President, Assistant Treasurer for the same company.
Mr. Whiddon has been a member of our Board since 2003 and also serves as a director of Sonoco Products Company, Inc. and Carter's Inc.

Continuing Directors

J. Douglas Perry Chairman Emeritus of the Board of Directors Dollar Tree Stores, Inc.
Mr. Perry, age 57, became Chairman Emeritus of the Board in September 2001. He had been Chairman of the Board since 1986 when he founded Dollar Tree with Mr. Brock and Mr. Compton. He retired as an employee and officer of the company as of March 1, 1999. Until 1991, he was an executive officer of K&K Toys.
Mr. Perry has served on our Board since 1986.
Thomas A. Saunders, III Private investor; corporate director
Mr. Saunders, age 68, is a retired member of Saunders Karp & Megrue Partners, L.L.C., which controls the SK Equity Fund, L.P., once a major investor in Dollar Tree. Before founding Saunders Karp & Megrue in 1990, he served as a Managing Director of Morgan Stanley & Co. from 1974 to 1989.
Mr. Saunders has been a Dollar Tree director since 1993. He also serves on the Board of Hibbett Sporting Goods, Inc.
Eileen R. Scott Chief Executive Officer Pathmark Stores, Inc.
Ms. Scott, age 52, has been Chief Executive Officer of Pathmark Stores, Inc. since October 2002. She has been employed by Pathmark Stores, Inc. since 1969. During her years there, she has served as Executive Vice President of Store Operations, Executive Vice President of Merchandising and Distribution, Senior Vice President of Non-Foods and Pharmacy, and Vice President of Sales and Advertising.
Ms. Scott was elected as a director of Dollar Tree in 2003 and also serves on the board of Pathmark Stores, Inc.

H. Ray Compton Private investor; corporate director
Mr. Compton, age 62, has been a director since 1986 when he founded Dollar Tree with Mr. Perry and Mr. Brock. Mr. Compton was Executive Vice President from 1998 to 2002 and continued to be employed in an advisory role until his retirement in June 2004. From 1986 until 1998, he also served as Dollar Tree's Chief Financial Officer. From 1979 until 1991, he was employed in a similar role with K&K Toys, which he, along with Mr. Brock, Mr. Perry and Mr. Perry's father, built from the company's original single store to 136 stores. Prior to 1979, he was associated for 15 years with a manufacturing company in various accounting and management positions.

A director of Dollar Tree since 1986, Mr. Compton also serves on the board of Hibbett Sporting Goods, Inc., where he chairs the audit committee.
John F. Megrue Co-Chief Executive Officer Apax Partners, Inc.
Mr. Megrue, age 46, has been a director since 1993 and formerly served as our Vice Chairman. From 1992 until 2005, Mr. Megrue was a partner at Saunders Karp & Megrue, which controlled the SK Equity Fund, L.P. Saunders Karp & Megrue merged with Apax Partners, Inc., in 2005. Prior to his association with Saunders Karp & Megrue, Mr. Megrue managed investments and financial transactions at Patricof & Co. and at C.M. Diker Associates.
Mr. Megrue was first elected to our Board in 1993 and is also a director of Children's Place Retail Stores, Inc.
Alan L. Wurtzel Private investor; corporate director
Mr. Wurtzel, age 71, is Chairman Emeritus of Circuit City Stores, Inc., a large consumer electronics retailing chain. From 1986 to 2001, he served as Chairman or Vice Chairman of the Board of Circuit City. Prior to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer from 1973 to 1986. Mr. Wurtzel was a director of Office Depot, Inc. from 1989 to 1996.
Mr. Wurtzel became a Dollar Tree director in 1995.
Bob Sasser President and Chief Executive Officer Dollar Tree Stores, Inc.
Mr. Sasser, age 53, was elected to the Board in 2004. He has been Chief Executive Officer since January 2004 and President since September 2001. He had been Dollar Tree's Chief Operating Officer from 1999 to 2001. Previously, from 1997 to 1999, he served as Senior Vice President, Merchandise and Marketing of Roses Stores, Inc. From 1994 to 1996, he was Vice President, General Merchandise Manager for Michaels Stores, Inc. Prior to 1994, he held several positions at Roses Stores, Inc., ranging from Store Manager to Vice President, General Merchandise Manager.

Executive Officers
(Other than those listed above)

Kent A. Kleeberger Chief Financial Officer Dollar Tree Stores, Inc.	Mr. Kleeberger, age 53, has been Chief Financial Officer since July 2004. From 1998 through 2004, following a 10-year career with The Limited, Inc., he served in various capacities at Too, Inc., most recently as Executive Vice President — Chief Financial Officer, and also including in his career Secretary; Treasurer; Chief Operating Officer; Executive Vice President-Chief Financial Officer, Logistics and Systems; and Vice President and Chief Financial Officer. Mr. Kleeberger was a director at Too, Inc., from 1999 to 2004.
Mr. Kleeberger also serves on the board of Shoe Carnival.

        Mr. Brock is married to Mr. Perry's sister. There are no additional family relationships among the Directors and Executive Officers.

HOW NOMINEES TO OUR BOARD ARE SELECTED

        Candidates for election to our Board of Directors are nominated by our Nominating Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating Committee operates under a charter, which is available on our corporate website at www.DollarTree.com. You will find the charter of the Committee and the charters of all of our other Board committees under the heading "Corporate Governance." A copy of the charter is available to all shareholders upon request, addressed to our Corporate Secretary at our principal executive offices provided elsewhere in this proxy statement. All members of the Committee are independent under the standards established by the NASDAQ Stock Market.

        Our Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for Nominating Committee consideration by submitting such recommendation using the methods described under "Communicating with our Board Members" on page 14. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating Committee necessarily will nominate the person so recommended by a shareholder.

        Our Nominating Committee believes that the minimum qualifications for serving on our Board are that a nominee have substantial experience in working as an executive officer for, or serving on the board of, a public company, or that he or she demonstrates, by significant accomplishment in another given field of endeavor, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our company. A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters and have an ability to review and understand the company's financial and other reports and to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the shareholders of the company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. In addition to these factors, our Nominating Committee seeks to have a Board that represents diversity as to gender, race and background experiences.

        Our Nominating Committee identifies nominees in a number of ways. One method is the recommendation of a current member of the Board, who personally knows and has an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, whether personally known to a member of the Board or not. We may contact such persons from time to time to ask whether they would be willing to serve. If they are willing, then the Nominating Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Nominating Committee also from time to time engages search firms to assist the committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. As mentioned above, our Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Shareholder Nominations for Election of Directors

        Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice in a timely manner to our Corporate Secretary at the address of our principal executive offices. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting or if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee.

        Each such shareholder's notice to the Corporate Secretary of his or her intent to nominate must set forth:

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  the name and address of record of the shareholder who intends to make the nomination;

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  a representation that the shareholder is a shareholder of record of our company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

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  the class and number of shares of our capital stock beneficially owned by the shareholder; and

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  a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

        For each person nominated, each such shareholder's notice to the Corporate Secretary must also set forth:

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  the name, age, business address and, if known, residence address, of such person;

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  his or her principal occupation or employment;

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  the class and number of shares of our capital stock beneficially owned by such person;

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  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

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  the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Compensation

        Director compensation is established by the Board of Directors and periodically reviewed. For 2004, each non-employee director—that is, every director other than Macon Brock and Bob Sasser and, until his retirement in June 2004, Ray Compton—received an annual retainer of $16,000. In addition, the audit committee chair received $6,000 and audit committee members received $4,000; the other committee chairs and committee members received $4,000 and $2,000, respectively. Non-employee directors also received an annual grant of 6,000 options for common stock under our 2003 Non-Employee Director Stock Option Plan.

        The Board has determined that, beginning at the 2005 annual meeting of shareholders, each non-employee director will receive an annual retainer of $80,000, payable quarterly. In addition, the audit committee chair will receive $8,000 and audit committee members will receive $4,000; the other committee chairs and committee members will receive $4,000 and $2,000, respectively. The Board of Directors has elected to suspend annual option grants to current non-employee directors.

        Under our 2003 Director Deferred Compensation Plan, directors may elect to invest their cash fees in our common stock, options or an interest-bearing cash account. A majority of directors participated in the Deferred Compensation Plan in 2004. At present, the Board does not intend to recommend to current directors the amount of fees that should be deferred or the amount that should be invested in Dollar Tree stock or options. However, the Board will monitor director equity ownership and ensure that each director holds an amount of Dollar Tree stock or options that the Board believes appropriately aligns his or her interest with shareholders. Such determinations will be made on a case-by-case basis as circumstances warrant.

        On October 1, 1999, the company entered into a consulting agreement with Mr. Perry, which provided for annual consulting fees of $30,000 over the term of the agreement. On June 16, 2004, the company entered into a similar agreement with Mr. Compton, which provided for consulting fees of $20,000 for fiscal year 2004. Both of these agreements were terminated effective January 28, 2005, and replaced by consulting agreements which coincide with the company's fiscal year end. The new agreements provide for annual consulting fees of $30,000 to be paid to each of Messrs. Perry and Compton and ensure their eligibility in the company's group health plans. The agreements generally allow for termination by either of the parties upon thirty days' written notice, except that if an agreement is terminated in connection with the change of control, the company is obligated to pay fees for the remainder of the consultant's life.

Meetings of the Board of Directors

        The Board of Directors has scheduled four regular meetings in 2005 and will hold special meetings when company business requires. During 2004, the Board held four formal meetings and undertook actions outside of a Board meeting by Unanimous Consent on three occasions. Several informational update calls were conducted during the year. Each member of the Board attended at least 75% of all Board meetings and meetings of Committees of which he or she was a member.

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The memberships and functions of these committees are set forth below. The Board has no standing Executive Committee.

Audit Committee

        The Audit Committee has three members: Thomas Saunders (Chairman), Thomas Whiddon and Alan Wurtzel. Richard Lesser also served on the Audit Committee through the 2004 Annual Meeting. The functions of this committee include:

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  reviewing management's assessment of the company's internal control over the financial reporting process;

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  reviewing results of internal testing related to Sarbanes-Oxley;

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  reviewing the quarterly and annual financial statements of the company;

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  reviewing the audit efforts of the company's independent auditors and internal audit department;

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  reviewing all related party transactions; and

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  selecting the independent auditors and any independent counsel or other advisers it deems necessary.

The Audit Committee operates under a charter, which is available on our corporate website at www.DollarTree.com. You will find the charter of the Committee under the heading "Corporate Governance."

        The Audit Committee met in conjunction with a Board meeting four times in 2004 and undertook actions by Unanimous Consent on one occasion. Members of the Audit Committee also conducted scheduled telephonic reviews of financial results on at least a quarterly basis. In addition, the Chairman of the Committee conducted periodic updates with the independent auditors and/or financial management.

        Our Board has reviewed the composition of the Audit Committee and determined that the independence of and the financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our Board has determined that the Chairman of our Audit Committee, Thomas Saunders, by virtue of his extensive career in business, including the securities industry, and experience in the areas of investment banking, finance and business generally, qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Thomas Whiddon, who also sits on our Audit Committee, by virtue of his career serving as Chief Financial Officer to several public companies as well as other experience, also qualifies as an "audit committee financial expert."

Report of the Audit Committee

        The Audit Committee's main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.

        In connection with these responsibilities, the Audit Committee:

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  met with management and the company's internal audit manager to discuss the company's risk management, control, and governance processes;

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  discussed with external counsel the company's compliance with NASDAQ listing requirements and other securities regulations;

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  met with management and KPMG LLP, the company's independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the company for the fiscal year ended January 29, 2005;

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  discussed with KPMG the matters required by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees);

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  discussed with KPMG the quality, not just the acceptability, of the company's accounting principles;

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  received from KPMG written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

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  reviewed and approved KPMG's fees for audit, audit-related and tax services; and

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  discussed with KPMG any relationships that may impact their objectivity and independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 29, 2005 be included in the company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Thomas A. Saunders III	Thomas E. Whiddon	Alan L. Wurtzel

Compensation Committee

        The Compensation Committee has three members: John Megrue (Chairman), Richard Lesser, and Eileen Scott. Alan Wurtzel also served on the Compensation Committee through the 2004 Annual Meeting. The functions of this committee include:

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  meeting as necessary to oversee the company's compensation and benefit practices;

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  recommending to the full Board the compensation arrangements for the company's senior officers;

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  administering the company's executive compensation plans and Employee Stock Purchase Plan; and

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  administering and considering awards under the company's stock- and equity-based compensation plans.

        The Compensation Committee operates under a charter, which is available on our corporate website at www.DollarTree.com. You will find the charter of the Committee under the heading "Corporate Governance."

        The Compensation Committee met three times in 2004 and undertook actions by Unanimous Consent on three occasions.

Compensation Committee Interlocks and Insider Participation

        No executive officer of the company currently serves or has served on the Compensation Committee.

        As described in further detail under "Certain Relationships and Related Transactions" on page 15, in 2003, the SKM Equity Fund III, L. P., and SKM Investment Fund acquired a majority interest in a retail company in which Dollar Tree also invested. Mr. Megrue, Chairman of the Compensation Committee and a principal member of the general partner of the above-named funds, recuses himself from committee actions concerning equity awards to company officers, as required under Section 16 of the Securities Exchange Act of 1934.

Report of the Compensation Committee

Compensation Policy

        Our policy is to offer a competitive total compensation package to attract and retain key personnel. We encourage broad-based employee ownership of Dollar Tree stock through the Employee Stock Purchase Plan. We also grant stock options to employees at many levels within the company, aligning the financial interests of our employees with those of our stockholders.

        The compensation of our executive officers typically consists of:

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  a competitive base salary;

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  annual incentive compensation in the form of a cash bonus based on the achievement of individual goals and the company goal, currently expressed as an annual earnings per share target;

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  long-term incentive compensation in the form of stock options and/or restricted stock awards; and

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  employee benefits, including company-paid life insurance and participation in the 401(k)/Profit Sharing plan and Non-Qualified Deferred Compensation Plan and eligibility in the Employee Stock Purchase Plan.

        The Compensation Committee annually reviews and approves individual executive officers' base salaries. In determining salary levels, the Committee takes into account the company's operating performance, the skills, experience and responsibilities of the executives, as well as the salary practices of comparable retail companies.

        The Compensation Committee also reviews and approves the annual incentive compensation of the company's executive officers. These incentive bonuses are currently tied to the attainment of both the company's annual earnings per share target and clearly defined individual goals. The bonuses are expressed as a percentage of base salary. The committee believes they are competitive when compared to the retail industry.

        Officers and non-officers are granted stock options, typically on an annual basis, which the Compensation Committee approves. The exercise price is the fair market value per share of Common Stock on the grant date. The fair market value is the last per share sale price of the common stock reported on the NASDAQ Stock Market on the grant date. Options granted to executive officers vest over three to five years and may not be exercised during the first year of the grant. When determining the number of options to grant, the Compensation Committee takes into account the base salary, level of responsibility and individual performance of the executive, and stock compensation practices of comparable retail companies.

Compensation of the Chief Executive Officer

        The Compensation Committee reviews and approves the compensation of Dollar Tree's Chief Executive Officer. Bob Sasser was elected to the position of President and Chief Executive Officer at the beginning of 2004; his base salary was increased to $650,000 at that time. In addition, the committee established certain operational and managerial goals for Mr. Sasser for the fiscal year ending January 29, 2005. In recognition of his achievement of these goals and the company's performance relative to established quantitative and qualitative targets, Mr. Sasser received a bonus of $201,043 under the Annual Management Incentive Compensation Program. In fiscal 2004, the Committee granted him the option to purchase 60,000 shares of common stock under the 2003 Equity Incentive Plan, taking into account the same considerations as discussed under "Compensation Policy." Last year, the shareholders of the company approved the 2004 Executive Officer Equity Plan and the 2004 Executive Officer Cash Bonus Plan, under which committee may make future grants to the Chief Executive Officer and certain selected other executive officers.

        Macon F. Brock was Chief Executive Officer until December 31, 2003, and continues as Chairman of the Board and a key employee whose responsibilities include long-term and strategic planning. For fiscal 2004, Mr. Brock's base salary was $400,000. At the beginning of the fiscal year, the Compensation Committee established certain operational and managerial goals for Mr. Brock. In recognition of his achievement of these goals and the company's performance in 2004, Mr. Brock received a bonus of $128,219 under the Annual Management Incentive Compensation Program. In fiscal 2004, the committee granted him the option to purchase 40,000 shares of common stock under the 2003 Equity Incentive Plan.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to executive officers, unless certain requirements are met. In general, the Compensation Committee strives to manage our executive compensation program to preserve federal income tax deductions. However, our policies do not restrict the committee from exercising discretion in approving compensation packages even though that flexibility may result in certain non-deductible compensation expenses. The 2004 Executive Officer Equity Plan and the 2004 Executive Officer Cash Bonus Plan contain provisions allowing performance-based awards that are exempt from the Section 162(m) limitation on deductibility.

SUBMITTED BY THE COMPENSATION COMMITTEE

John F. Megrue	Richard G. Lesser	Eileen R. Scott

Nominating Committee

        The Nominating Committee has three members: Thomas Saunders (Chairman), Richard Lesser and Alan Wurtzel. The purpose of this committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees. The committee's primary duties and responsibilities are to:

  •
  nominate candidates to be placed on the ballot for shareholders to consider at the annual meeting;

  •
  recommend nominees to be appointed by the Board to fill interim director vacancies; and

  •
  recommend directors to be selected for membership on the various board committees.

The committee will also advise the Board on its composition, committees, structure, practices and self-evaluation.

        The Nominating Committee met formally twice during 2004. During 2004, the committee continued to review potential candidates for Board seats in order to further enhance the Board's effectiveness. For further information on the committee, its composition and procedures, please see the discussion beginning on page 7.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

        Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our company. All members of our Audit Committee, our Compensation Committee and our Nominating Committee have been determined by our Board to be independent directors within the applicable listing standards of the NASDAQ Stock Market. Our Board has reviewed the various relationships between members of our Board and the company and has affirmatively determined that none of our directors or nominees have material relationships with Dollar Tree, other than Messrs. Brock, Compton, Perry and Sasser who are or were members of management or are paid consultants. See "Information about The Board of Directors" on page 8 and "Certain Relationships and Related Transactions" on page 15 for a discussion of relationships between the company and various directors.

        If the slate of directors proposed to be elected at the 2005 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for such determination by our Board is either that the independent director has no business relationship other than his or her service on our Board, or that while an independent director may have some involvement with a company or firm with which our company does business, our Board has determined that such involvement is not material and does not violate any part of the definition of "independent director" under NASDAQ listing standards. None of Messrs. Brock, Compton, Perry or Sasser sits on any of our committees as an official member.

        At each regular meeting of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Code of Ethics

        Our Board has adopted a code of ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers. A copy of this code may be viewed at our corporate website, www.DollarTree.com under the heading "Corporate Governance." In addition, a printed copy of our code of ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at the address listed elsewhere in this proxy statement.

Charters of our Board Committees

        The charters of our Board committees are available on our corporate website, www.DollarTree.com under the heading "Corporate Governance." In addition, printed copies of any of our Board committee charters will be provided to any shareholder upon request submitted to the Corporate Secretary at the company's address listed elsewhere in this proxy statement.

COMMUNICATING WITH OUR BOARD MEMBERS

        Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. All such mailings are to be sent in care of "Corporate Secretary" at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. To communicate with our directors electronically, shareholders should go to our corporate website, www.DollarTree.com. Under the heading "Corporate Governance" on our website, you will find instructions and electronic mail addresses to which you may send your message. All communications should indicate whether or not the sender is a current shareholder of the company.

        All mail received as set forth in the preceding paragraph will be examined by management and/or our outside general counsel for the purpose of determining whether the contents actually represent messages from shareholders to our directors. We will also examine the mailing from the standpoint of security. Any contents from a shareholder that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of the non-management directors as a group (such as a committee of our Board), we will make the contents available to each director who is a member of the group to which the envelope is addressed. Shareholder nominations for director should be submitted in the manner described on page 8.

        In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com, as also described at our corporate website, www.DollarTree.com under the heading "Corporate Governance." Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the chairman of our Audit Committee for his review and follow-up action as he deems appropriate.

        It is our Board's policy that each of our directors shall attend the annual meeting of our shareholders. All of our directors were in attendance at the 2004 annual meeting of our shareholders.

Shareholder Proposals for the 2006 Annual Meeting

        Shareholder proposals for the annual meeting of shareholders to be held in 2006 will not be included in our proxy statement for that meeting unless received by us at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on January 12, 2006. Such proposals must also meet the other requirements of Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals. See page 8 for additional requirements for the submission of shareholder nominations to the Board. Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely after January 12, 2006. If notice of such a shareholder proposal is received by the Corporation after such date, then the proxies we solicit for next year's annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Tables

        The following table sets forth the compensation earned by our executive officers for the years ended January 29, 2005, January 31, 2004 and December 31, 2002:

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Other Annual(2)		Securities Underlying Options(3)	All Other Compensation(4)
Macon F. Brock, Jr.(5) Chairman of the Board	2004 2003 2002	$400,008 693,750 675,000	$128,219 322,697 344,183	$	— 50,350 —	40,000 60,000 60,000		$8,105 12,532 28,249
Bob Sasser(5) President and Chief Operating Officer	2004 2003 2002	$649,992 461,250 431,250	$201,043 217,501 161,272		— — —	60,000 50,000 40,000		$16,305 20,532 19,024
Kent A. Kleeberger(6) Chief Financial Officer	2004 2003 2002	$186,410 — —	$52,000 — —		— — —	40,000 — —	$	— — —
Frederick C. Coble(7) Corporate Secretary and former Chief Financial Officer	2004 2003 2002	$249,600 247,200 236,250	$59,937 83,166 84,752		— — —	25,000 25,000 25,000		$16, 305 20,532 19,024

(1)
Represents salary paid in the [calendar] year indicated. Base salary may differ due to timing of any salary increase.

(2)
For 2003, this column includes $50,350 for personal benefits Mr. Brock received. This amount included $15,432 of tax preparation services that the Company paid on his behalf and a retirement gift of $34,918. With the consent of the Board of Directors, Mr. Brock and Mr. Sasser also use Dollar Tree's leased corporate jet for non-business purposes. They each reimburse us for all variable costs but none of the fixed costs relating to their plane usage. Because they reimburse a significant portion of the costs, exceeding the minimum amounts required by the IRS to avoid imputed income, no amounts relating to the plane are included in the table above. The value of perquisites or other personal benefits have been excluded because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named individuals.

(3)
Stock options were granted pursuant to the company's Stock Incentive, 2003 Equity Incentive and 2004 Executive Officer Equity Incentive Plans.

(4)
For 2004, this column includes $16,305 each for Messrs. Sasser and Coble, and $8,105 for Mr. Brock for the Company's discretionary and matching contributions allocated to the owners' 401(k) and Profit Sharing Plan accounts. Mr. Kleeberger was not eligible for these benefits in 2004.

(5)
Mr. Brock also served as our Chief Executive Officer until January 1, 2004, when Mr. Sasser was promoted to the position.

(6)
Mr. Kleeberger joined the company in July 2004.

(7)
Mr. Coble served as our Chief Financial Officer through July 2004 and is included in this table for this year only as a former executive officer.

Options Granted in 2004

        The following table provides information as to options granted to Messrs. Brock, Sasser, Kleeberger and Coble during 2004:

	Individual Grants			Grant Date Value
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date	Grant Date Present Value(2)
Macon F. Brock, Jr.	40,000	2.4%	$25.26	05/10/2014	$565,372
Bob Sasser	60,000	3.5%	$25.26	05/10/2014	$848,058
Kent A. Kleeberger	40,000	2.4%	$27.29	07/14/2014	$600,316
Frederick C. Coble	25,000	1.5%	$25.26	05/10/2014	$353,358

(1)
Options to acquire shares of Dollar Tree common stock are granted under the company's 2003 Equity Incentive and 2004 Executive Officer Equity Incentive Plans. The exercise price equals the closing price of Dollar Tree stock on the day preceding the date of grant, which reflects fair market value at the date of grant. Options granted in 2004 are exercisable in five approximately equal annual installments beginning one year after grant. They expire ten years after grant.

(2)
The fair value of these options at the date of grant was estimated using a Black-Scholes option-pricing model. The following weighted-average assumptions were used to estimate the value of options: a 5.3 year expected life of the options; expected volatility for Dollar Tree common stock of 59.8%; and a risk-free rate of return of 3.7%. The company does not pay dividends.

Option Exercises in 2004 and Year End Option Values

        The following table provides information regarding options exercised by Messrs. Brock, Sasser, Kleeberger and Coble during the fiscal year ended January 29, 2005, and the number and value of options held by each of them at the end of the year:

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End(2)
	Shares Acquired on Exercise
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Macon F. Brock, Jr.	—	—	120,000	160,000	$600,802	$657,900
Bob Sasser	—	—	72,000	149,000	$373,491	$545,225
Kent A. Kleeberger	—	—	0	40,000	$0	$0
Frederick C. Coble	—	—	104,000	76,000	$483,336	$289,990

(1)
The value realized equals the difference between the option exercise price and the closing price of Dollar Tree common stock on the day prior to exercise, multiplied by the number of shares to which the exercise relates.

(2)
The value of unexercised "in-the-money" options equals any positive difference between the option exercise price and the closing price of Dollar Tree common stock at January 29, 2005, multiplied by the number of shares underlying the options. The closing price of Dollar Tree common stock on the last trading day before January 29, 2005, as reported by NASDAQ, was $26.74.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

        We currently lease three stores from lessors who are affiliated with officers or directors of our company. We lease a store from Hampton Roads Enterprises, Inc., controlled by Mr. Perry. In addition, we rent two stores from DMK Associates, a partnership controlled by Mr. Perry and Mr. Brock. Rental payments on the three stores totaled approximately $239,000 in 2004. The lease with Hampton Roads Enterprises expires in August 2005, with two five-year renewal options. One of the two store leases with DMK Associates expires in November 2007, with one four-year renewal option. The other store lease expires in March 2010, with a seven-year renewal option.

        While we believe that the terms of these leases are reasonable, their respective terms were not negotiated on an arms-length basis and accordingly the terms of the leases may not be as favorable to us as those that we could have obtained from an independent third party.

Investment

        On August 7, 2003, we paid $4 million to acquire a 10.5% fully-diluted interest in Ollie's Holdings, Inc., a multi-price point discount retailer located in the mid-Atlantic region. In addition, the SKM Equity Fund III, L.P. and SKM Investment Fund, acquired a combined fully diluted interest in Ollie's of 53.1%. Two of our directors, Thomas Saunders and John Megrue, are or were members of Saunders Karp & Megrue Partners, L.L.C., which serves as the general partner of SKM Equity and SKM Investment. Mr. Megrue is also active in the management of such funds. In conjunction with the acquisition of our interest in Ollie's, we also entered into a call option agreement. The option agreement provides us with the right to purchase all of SKM Equity's and SKM Investment's equity in Ollie's for a fixed price as set forth in the agreement, subject to possible adjustments dependent on the occurrence of certain future events. We have no obligation to exercise the option or make any additional investment in Ollie's.

Other Related Party Transactions

        Robert A. Sasser, the son of our CEO, Bob Sasser, is an account executive with an office supply company which provides us with certain items for all of our locations, including the Store Support Center, Distribution Centers and stores. During fiscal year 2004, the supply company received approximately $622,500 in payment for goods provided.

        Macon Brock III, the son of our Chairman, Macon Brock, is involved in development of product which is intended to be sold and distributed by one of our vendors, of which he is not an employee. In fiscal 2004, we did not purchase any products developed by Mr. Brock III, although we did purchase other product from the vendor. For 2005, we have placed orders for a small number of items developed by Mr. Brock III, with a total purchase order cost of slightly over $1 million. If the items are found to be successful with our customers, we expect to purchase additional quantities.

        We believe that the terms in each of the above vendor relationships are not less favorable to us than those we would receive from other unrelated vendors. In addition, our Chairman and our CEO are both employees of the company and are therefore not considered independent members of our Board, regardless of these relationships.

Employment Agreements

        There are currently no employment or non-competition agreements in force between the company and Messrs. Brock, Sasser or Kleeberger. Under a previous severance arrangement, Mr. Sasser was prohibited from competing with the company following termination, and, if terminated without cause before April 2004, we would have been obligated to pay him an amount equal to one year's salary.

Director Use of Corporate Assets

        Messrs. Brock and Sasser used Dollar Tree's fractionally-leased corporate jet for non-business purposes as described in footnote (2) to the Summary Compensation Table on page 14.

EQUITY COMPENSATION PLAN INFORMATION

        Options to purchase Dollar Tree common shares have been granted to employees, consultants and non-employee directors under our stock option plans. The following table summarizes the number of stock options issued, the weighted-average exercise price and the number of securities remaining to be issued under our existing equity compensation plans, including the Amended and Restated Stock Option Plan, the Stock Incentive Plan, the 1998 Special Stock Option Plan, the 2003 Equity Incentive Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Executive Officer Equity Plan, as of January 29, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,304,419	24.36	7,556,432
Equity compensation plans not approved by security holders(1)	243,000	27.38	—
Total	6,547,419	24.47	7,556,432

(1)
The only equity compensation plan not previously submitted to shareholders for approval is the 1998 Special Stock Option Plan. We adopted this plan in 1998 to grant options to purchase shares to five former officers of 98 Cent Clearance Center who were serving as employees or consultants of Dollar Tree following the merger. The options were granted as consideration for entering into non-competition agreements and a consulting agreement. The exercise price of each option equals the market price of our stock at the date of grant and each option's maximum term is ten years. Options granted under this plan vest over a five-year period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and NASDAQ, and to provide us with copies of these reports.

        SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2004. Until June 30, 2004, current reports on Form 4 were considered timely if filed electronically within one day of the due date.

OWNERSHIP OF COMMON STOCK

        The table below shows the number of shares of our common stock beneficially owned on April 22, 2005 by:

  •
  each of the Directors and nominees for director;

  •
  each of the Executive Officers;

  •
  all Directors and Executive Officers as a group; and

  •
  each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

        The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree Stores, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 110,177,468 shares of our stock outstanding as of April 1, 2005.

	Beneficial Ownership(1)
Directors and Executive Officers
	Shares		Percent
Macon F. Brock, Jr.	2,545,853	(2)	2.7%
H. Ray Compton	159,259	(3)	*
Richard G. Lesser	74,719	(4)	*
John F. Megrue	78,000	(5)	*
J. Douglas Perry	1,976,460	(6)	2.2%
Thomas A. Saunders, III	1,088,601	(7)	*
Eileen R. Scott	18,000	(8)	*
Thomas E. Whiddon	16,000	(9)	*
Alan L. Wurtzel	103,299	(10)	*
Bob Sasser	225,557	(11)	*
Kent A. Kleeberger	45,311	(12)	*
Frederick C. Coble	241,294	(13)	*
All current Directors and Executive Officers (11 persons)	6,572,353		5.9%
Other 5% Shareholders
Capital Guardian Trust Company 11100 Santa Monica Boulevard Los Angeles, CA 90025	6,948,350	(14)	6.3%
FMR Corp. 82 Devonshire Street Boston, MA 02109	7,812,490	(15)	7.1%

*
less than 1%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)
Includes 477,956 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 60,000 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 280,000 shares issuable upon exercise of stock options, but excludes 815,221 shares owned by Mr. Brock's wife.

(3)
Includes 113,259 shares owned by a trust for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power and 6,000 shares issuable upon exercise of stock options.

(4)
Represents 74,719 shares issuable upon exercise of stock options, but excludes 1,303 deferred shares acquired through a deferred compensation plan.

(5)
Includes 18,000 shares issuable upon exercise of stock options, but excludes 174 deferred shares acquired through a deferred compensation plan.

(6)
Includes 911,246 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee, and 56,250 shares issuable upon exercise of stock options, but excludes 120,000 shares owned by a trust of which Mrs. Perry is a trustee, 110,000 shares owned by Mr. Perry's wife, and 557 deferred shares acquired through a deferred compensation plan.

(7)
Includes 21,252 shares owned by irrevocable trusts for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee, and 23,320 shares issuable upon exercise of stock options.

(8)
Represents 18,000 shares issuable upon exercise of stock options, but excludes 1,059 deferred shares acquired through a deferred compensation plan.

(9)
Includes12,000 shares issuable upon exercise of stock options.

(10)
Includes 15,799 shares held in a revocable trust of which Mr. Wurtzel is a trustee and 87,500 shares issuable upon exercise of stock options, but excludes 192 deferred shares acquired through a deferred compensation plan.

(11)
Includes 221,000 shares issuable upon exercise of stock options, but excludes 30,000 restricted stock units subject to achievement of performance targets.

(12)
Includes 40,000 shares issuable upon exercise of stock options, but excludes 10,000 restricted stock units subject to achievement of performance targets.

(13)
Includes 180,000 shares issuable upon exercise of stock options.

(14)
Includes shares held or controlled by Capital Guardian Trust Company ("CGTC") and its affiliates, including Capital Group International, Inc. Based on Schedule 13G filed by CGTC for the period ended December 2004.

(15)
Includes shares held or controlled by FMR Corp. and its affiliates including Fidelity Management & Research Company, Fidelity Management Trust Company, Edward C. Johnson 3rd and Abigail P. Johnson. Based on Schedule 13G filed by FMR Corp. for the period ended December 2004.

COMPARISON OF SHAREHOLDER RETURNS

        The following graph shows a comparison of the cumulative total shareholder returns on our common stock against a cumulative total return of the S&P 500 Retailing Index and the NASDAQ U.S. Index for the past five years. The comparison assumes $100 was invested in our common stock and in each of the indexes on December 31, 1998. Through December 31, 2002, Dollar Tree Stores, Inc. operated on a calendar year basis. In 2003, the Company adopted a fiscal year calendar, with years ending on the Saturday closest to January 31.

Data Points:	12/31/99	12/31/00	12/31/01	12/31/02	01/31/04	01/29/05
Dollar Tree	100	75.87	95.72	76.09	98.82	82.81
S&P 500 Retailing Index	100	76.90	90.16	69.15	89.65	102.90
NASDAQ U.S. Index	100	60.31	47.84	33.07	50.91	50.36

PROPOSAL NO. 3—APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN

        The Board has adopted, subject to shareholder approval, a new employee stock purchase plan to replace an existing plan established in 1996. The existing plan terminates on December 31, 2005, and we expect it to exhaust its current reserve of shares before such date.

        The new 2005 Employee Stock Purchase Plan ("2005 ESPP") is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code") and would provide eligible employees with an opportunity to purchase our common stock through payroll deductions. The 2005 ESPP includes the following features:

Summary of the 2005 ESPP

        Administration.    The 2005 ESPP will be administered by the Board of Directors or a committee designated by the Board—currently the Compensation Committee—which will have the authority to administer the plan and to resolve all questions relating to the administration of the plan.

        Stock Subject to 2005 ESPP.    An aggregate of 1,000,000 shares of common stock is reserved for issuance under the 2005 ESPP and available for purchase, subject to adjustment in the event of a stock split, stock dividend or other similar change in common stock or our capital structure. In addition, any shares reserved for issuance under the company's existing employee stock purchase plan will be rolled forward and become available for issuance under the 2005 ESPP. As of April 1, 2005, there were 50,235 such shares available under the existing plan.

        Eligibility.    All employees of Dollar Tree Stores, Inc. and its subsidiaries (including officers) who have been continuously employed for four months or more, whose customary employment is for more than 20 hours per week are eligible to participate in the 2005 ESPP. Non-employee directors are not eligible, nor are holders of five percent or more of the company's common stock. As of April 1, 2005, we had approximately 25,500 employees who would be eligible to participate in the 2005 ESPP.

        Offering Period.    The 2005 ESPP designates purchase periods, accrual periods and exercise dates. Purchase periods are generally successive periods of three months. The first purchase period will begin on July 1, 2005, and end on September 30, 2005, followed by a purchase period beginning on October 1, 2005, and ending on December 31, 2005. Thereafter, purchase periods will begin on January 1, April 1, July 1, and October 1 of subsequent years.

        Purchase Price.    On the first day of each purchase period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the last day of the purchase period (the "exercise date"). During a purchase period, deductions are to be made from the pay of participants in accordance with their authorizations and credited to their accounts under the 2005 ESPP. When the purchase right is exercised, the participant's withheld compensation is used to purchase shares of our common stock. The price per share at which shares of common stock may be purchased under the 2005 ESPP during any purchase period (the "option price") is the lesser of: (a) 85% of the fair market value of common stock on the date of the grant of the option (i.e., the first day of the purchase period), or (b) 85% of the fair market value of common stock on the exercise date (i.e., the last day of the purchase period).

        Payment of Purchase Price; Payroll Deductions.    Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's regular base pay, plus commissions paid, exclusive of overtime, bonuses or shift-premiums. Participants may not make direct cash payments to their accounts. The market value of shares of common stock that any employee may purchase under the 2005 ESPP during any calendar year may not exceed $25,000 under restrictions imposed by the Code.

United States Federal Income Tax Consequences of Awards under the Plan

        The 2005 ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, a participant recognizes no taxable income upon either the grant or the exercise of the purchase rights. The participant will not recognize taxable income until there is a sale or other disposition of the shares acquired under the 2005 ESPP or in the event the participant should die while still owning the purchased shares.

        The tax treatment of a sale or disposition of shares acquired under the 2005 ESPP will depend on whether the "holding period" requirements are satisfied. Generally, these requirements are satisfied if a participant does not sell or dispose of shares acquired in a given purchase period within two years after the beginning of such period, or within one year after the end of such period.

        If a participant sells or disposes of shares before the holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income at the time of such sale or disposition equal to the lesser or (1) the fair market value of such shares on the last day of the purchase period from which they were acquired minus the option price, or (2) the amount realized on the sale or disposition minus the option price. Any gain in excess of this amount can be treated as capital gain.

        If a participant sells or disposes of shares after the holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of: (1) the fair market value of such shares on the sale or disposition date minus the option price or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired. Any additional gain upon the disposition will be taxed as a long-term capital gain.

        If the participant owns shares acquired under the 2005 ESPP at the time of death, then, regardless of whether the holding period requirements are satisfied, the amount of ordinary income equals the lesser of: (1) the fair market value of such shares on the date of death minus the option price or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired.

        Dollar Tree is not allowed any deductions upon either the grant or exercise of the purchase rights. If the holding period requirements are not satisfied with respect to the sale or disposition of any shares acquired under the 2005 ESPP, then Dollar Tree will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, Dollar Tree is not entitled to a tax deduction.

Benefits to Executive Officers

        No new plan benefits table for the 2005 ESPP is included in this document. Participation in the 2005 ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 2005 ESPP are not determinable. In addition, the amounts that would have been allocated under the 2005 Stock Purchase Plan if it had been in effect during fiscal year 2004 cannot be determined. No purchases have been made under the 2005 ESPP since its adoption by the Board of Directors.

        Information with respect to securities issued and available for issuance under existing equity compensation plans is set forth in the equity compensation table on page 15.

Text of the Plan

        The preceding summary of the 2005 ESPP is qualified in its entirety by reference to the complete text of the 2005 ESPP which has been filed as an appendix to our definitive proxy statement with the

Securities and Exchange Commission. Our filings with the SEC are available on our corporate website at www.DollarTree.com under the heading "Investor Relations."

Vote Required

        The proposed plan will be adopted at the meeting, so long as a quorum is present, if the votes cast represent a majority of shares represented and entitled to vote. Abstentions shall be deemed a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
Approving the 2005 Employee Stock Purchase Plan.

OTHER MATTERS

Our Principal Accountants

        KPMG LLP has audited our consolidated financial statements since 1986 and will likely continue in that capacity during 2005. A representative of KPMG will be present at the 2005 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

        The table below shows the aggregate fees billed by our principal accountants for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 29, 2005 and January 31, 2004; the audit of our management's assessment of our internal control over financial reporting as of January 29, 2005; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2005 and 2004, as well as fees paid to our principal accountants for audit-related work, tax compliance, tax planning and other consulting services:

	Fiscal 2004	Fiscal 2003
Audit Fees	$1,271,000	$679,100
Audit-related Fees(a)	$190,000	$58,650
Tax Fees(b)	$548,000	$291,000
All Other Fees	$0	$0
Total Fees	$2,009,000	$1,028,700

(a)
Audit-related fees consist primarily of fees for services related to providing feedback on internal control documentation and audit of financial statements of our employee benefit plan.

(b)
Tax fees consist of fees for tax consultation and tax compliance services.

        We did not engage our principal accountants to provide any professional services in connection with operating our information systems; or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information that is significant to the company's financial statements taken as a whole.

        All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the chairman of the committee the right to approve such non-audit related assignments between meetings of the committee, and the Chairman then reports on all such approvals at the next meeting of the Committee, which considers ratification of such approvals by the committee Chairman. In 2004, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.

        The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

Copies of Form 10-K Available

        We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended January 29, 2005, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our company website, www.DollarTree.com, under the heading "Investor Relations."

By order of the Board of Directors,

Frederick C. Coble Corporate Secretary

Chesapeake, Virginia
April 29, 2005

Appendix A

DOLLAR TREE STORES, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1
GENERAL

1.1	Purpose. The Dollar Tree Stores, Inc. 2005 Employee Stock Purchase Plan ("Plan") is intended to attract and retain employees of Dollar Tree Stores, Inc. and its wholly owned subsidiaries ("Company") by providing them with an opportunity to purchase shares of stock in the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, but is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
1.2	Effective Date. The Plan shall be effective on September 1, 2005.

ARTICLE 2
DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings set forth in this Article unless a different meaning is required by the context:

2.1	Administrator. The Chief People Officer of the Company or such other person as may be authorized from time to time pursuant to Section 3.4 hereof.
2.2	Board. Board of Directors of the Company.
2.3	Code. The Internal Revenue Code of 1986, as amended.
2.4	Committee. The committee appointed by the Board to administer the Plan as described in ARTICLE 2 of the Plan or if no such Committee is appointed, the entire Board.
2.5
Common Stock. The common stock $0.01 par value of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 10.6 of the Plan.
2.6	Compensation. Wages reported on Form W-2 before the deduction for elective deferrals to a Section 401(k) plan or Section 125 plan as those plans are defined in the Code.
2.7	Eligible Recipient. An Employee who satisfies the eligibility requirements contained in Section 4.1.
2.8	Employee. A common law employee of the Dollar Tree Stores, Inc. or any Subsidiary Corporation.
2.9
Entry Dates. The first day of the calendar quarter, i.e., January 1, April 1, July 1 or October 1, next following the date on which an Employee has satisfied the eligibility requirements contained in Section 4.2.
2.10	Exchange Act. The Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value. The Fair Market Value of the Common Stock shall be:
2.11.1
If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on The Nasdaq National Market System, the last sale price of the Common Stock on such exchange or reported by The Nasdaq National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).
2.11.2
If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on The Nasdaq National Market System, and bid and asked prices therefor in the over-the-counter market are reported by The Nasdaq SmallCap Market® or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by The Nasdaq System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).
2.11.3
If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.
2.12
Offering. An offer made by the Company to the Participants for the purchase of shares of Common Stock, on a quarterly basis commencing on the Offering Commencement Date and ending on the Offering Termination Date, through payroll deductions subject to the terms and conditions of the Plan. The Committee shall have the power to change the duration of Offerings (including the Offering Commencement Date) with respect to future Offerings without shareholder approval if such change is announced at lease five (5) days prior to the scheduled beginning of the first Offering to be affected thereafter.
2.13	Offering Commencement Date. The first day of each calendar quarter.
2.14	Offering Termination Date. The last day of each calendar quarter.
2.15	Option. The right of an Eligible Recipient to purchase Common Stock under the Plan.
2.16	Option Agreement. The Agreement described in Section 4.5.
2.17
Option Price. The purchase price for each share of Common Stock shall be the lower of: (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date; or (ii) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date.
2.18	Participant. An Eligible Recipient who has elected to participate in the Plan in accordance with procedures established herein.
2.19	Subsidiary Corporation. Any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE 3
PLAN ADMINISTRATION

3.1	The Committee. The Plan shall be administered by the Committee. Members of such a committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.
3.2
Requirements of the Exchange Act or the Code. Notwithstanding Section 3.1 above, in the event that Rule 16b-3 of the Exchange Act or Section 162(m) of the Code or any successor provisions thereto provides specific requirements for the administrators of plans of this type, then the Plan shall only administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3 and Section 162(m).
3.3
Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination in the foregoing matters shall be conclusive.
3.4
Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1	Conditions of Eligibility. An Eligible Recipient is an Employee who has been employed by the Company and/or a Subsidiary Corporation for four (4) months.
4.2
Effective Date of Participation. An Eligible Recipient may become a Participant as of the first day of the calendar quarter ("Entry Date") next following the date on which the Employee met the eligibility requirements contained in Section 4.1, provided that the Eligible Recipient remains employed on the Entry Date.
4.3
Election to Participate. An Eligible Recipient may become a Participant by completing an Option Agreement, which includes the authorization for a payroll deduction, on the form, including an electronic format, provided by the Company and filing it with the Administrator on or before the date set by such officer, which date shall be prior to the Offering Commencement Date for which participation is sought. Properly authorized payroll deductions for a Participant shall commence on the applicable Offering Commencement Date and shall end when terminated by the terms of the Option Agreement or when terminated by the Participant as provided in ARTICLE 8.

4.4	Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:
4.4.1
if, immediately after the grant, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or
4.4.2
which permits an Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.
4.5
Option Agreement. Each Eligible Recipient shall receive an Option Agreement. The Option Agreement shall contain the terms for the purchase of Common Stock pursuant to the provisions of the Plan and the discretion of the Committee where applicable. The Option Agreement shall also contain authorization for the payroll deduction. An Eligible Recipient may only become a Participant upon the timely completion and return of the Option Agreement according to the terms contained therein.

ARTICLE 5
OFFERINGS AND OPTION GRANTS

5.1	Duration of Offerings. The Plan shall be implemented in a series of quarterly Offerings which shall continue until all shares of Common Stock reserved for this Plan have been issued to the Participants. Notwithstanding anything to the contrary, this Plan shall terminate and there shall be no further Offerings upon the earlier of: (1) the issuance of all shares reserved under Section 9.1 of Common Stock or (2) the end of the fortieth (40th) quarterly Offering.
5.2
Number of Option Shares. On each Offering Commencement Date, a Participant shall be granted an Option to purchase on each Offering Termination Date up to a number of shares of Common Stock of the Company determined by dividing such Participants accumulated payroll deductions as of the Offering Termination Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering more than 1,000 shares of Common Stock of the Company, and provided further that such purchase shall be subject to the limitations of Sections 4.4 and 10.1. The Committee may for future offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering. Exercise of the Option shall occur as provided herein, unless the Participant has withdrawn pursuant to ARTICLE 8. The Option shall expire on the Offering Termination Date.

ARTICLE 6
PAYROLL DEDUCTIONS

6.1	Amount of Deduction. Upon filing the Option Agreement, the Participant shall elect to have deductions made from his paycheck on each payday during the time he is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his compensation as determined for each applicable paycheck.

6.2	Participant's Account. The Company shall establish a bookkeeping account for each Participant and all payroll deductions made for a Participant shall be credited to his account under the Plan.
6.3
Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in ARTICLE 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering.

ARTICLE 7
EXERCISE OF OPTION

7.1	Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the employee pursuant to Section 5.2) and any excess in his account at that time will be returned to him, except as provided in Section 7.3.
7.2
Withdrawal of Account. By written notice to the Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his account at such time.
7.3
Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall, unless otherwise requested by the Participant, be held in the Participant's account for the purchase of Common Stock during the next Offering.
7.4	Transferability of Option. During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant.
7.5
Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company shall arrange the delivery to each Participant, as appropriate, of a record of the shares purchased. The Administrator may permit or require that such shares be deposited directly with a broker designated by such officer or to a designated agent of the Company, and the Administrator may utilize electronic or other automated methods of share transfer. Common Stock will be issued in the name of the Participant, or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. No participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 7.5.

ARTICLE 8
WITHDRAWAL

8.1	In General. Under procedures established by the Committee, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan by submitting to the Administrator a notice of withdrawal in the form and manner prescribed by the Committee for such purpose. Unless otherwise determined by the Committee on a uniform and non-discriminatory basis, any election to withdraw from an Offering will be effective only with respect to the Offering Termination Dates that are at least five (5) business days after the properly completed election is received by the Administrator. All of the Participant's payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such Participant's Option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering. Once a Participant has withdrawn from an Offering, the Participant may not re-enroll in the same Offering. Moreover, payroll deductions shall not resume at the beginning of the succeeding Offering unless the Participant re-enrolls in the Plan in accordance with provisions of Section 4.3.
8.2
Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.
8.3
Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or any Subsidiary Corporation), the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering but not yet used to exercise the Option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.2, and such Participant's Option shall be automatically terminated.
8.4
Termination of Employment Due to Death. Upon termination of the Participant's employment because of his death, his beneficiary (as defined in Section 10.2) shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:
	8.4.1	to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or
8.4.2
to exercise the Participant's Option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.4.2, to exercise the Participant's Option.

ARTICLE 9
STOCK

9.1	Maximum Shares. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.6 shall be equal to the sum of (i) one million (1,000,000) shares of Common Stock, and (ii) any shares of Common Stock available for future awards under any prior employee stock purchase plan of the Company (the "Prior Plans") as of the Effective Date; and (iii) any shares of Common Stock that are represented by options granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Common Stock or which for any reason result in the forfeiture of the shares of Common Stock back to the Company. If the total number of shares of Common Stock for which Options are exercised on any Offering Termination Date in accordance with ARTICLE 5 exceeds the maximum number of shares reserved for this Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.
9.2
Participant's Interest in Common Stock. The Participant will have no interest in the Common Stock covered by his Option until such Option has been exercised on the applicable Offering Termination Date.

ARTICLE 10
MISCELLANEOUS

10.1	Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise Options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.
10.2
Designation of Beneficiary. The designated beneficiary pursuant to a qualified plan (as described in Section 401(a) of the Code) maintained by the Company shall be the designated beneficiary for this Plan, unless a Participant files a written designation of a beneficiary pursuant to this Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

10.3
Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.
10.4
Use of Funds. Any payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.
10.5	Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.
10.6	Adjustment Upon Changes in Capitalization.
10.6.1
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divesture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities subject to outstanding Options. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options shall upon the exercise of such Option receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock securities or assets, including cash, as have been issued to such Participants if their Options had been exercised and such Participants had received Common Stock prior to such transaction.
10.6.2
Upon: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10.6 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

10.7
Amendment and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD, and provided further that no such amendment shall change the terms, conditions or eligibility requirements of an Option granted under the Plan. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 10.6.1 or Section 10.6.2 of the Plan.
10.8
No Employment Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
10.9
Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatee, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.
10.10
Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Virginia, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Virginia with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.
10.11
Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

DOLLAR TREE STORES, INC.	2005

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT

        Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

        To assist us in planning, please indicate in the appropriate block on your proxy whether you plan to attend the Annual Meeting of Shareholders. We look forward to seeing you there.

DOLLAR TREE STORES, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting, June 16, 2005

        The undersigned hereby appoints Macon F. Brock, Jr. and Frederick C. Coble, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE STORES, INC. to be held at the Founders Inn, Virginia Beach, Virginia, on Thursday, June 16, 2005 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

        Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR the amendment to the bylaws in Proposal 1, FOR the election of the directors listed in Proposal 2, and FOR the 2005 Employee Stock Purchase Plan in Proposal 3.

1.	Amendment to Bylaws to Set Number of Directors at Eleven.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Election of Directors.
Nominees: Class I—Macon F. Brock, Jr.; Richard G. Lesser; and Thomas E. Whiddon
	☐ FOR	☐ WITHHELD	☐ FOR, except withheld from the following nominees:

3.	Proposal to approve the 2005 Employee Stock Purchase Plan.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	If you will be attending the Annual Meeting, please mark ☐ YES
CHANGE OF ADDRESS:
NAME OF SHAREHOLDER

STREET ADDRESS

CITY, STATE AND ZIP CODE

Signature(s):	Date:

Signature(s):	Date:

        Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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TABLE OF CONTENTS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL NO. 1—AMENDMENT TO BYLAWS TO SET THE SIZE OF THE BOARD OF DIRECTORS
PROPOSAL NO. 2—ELECTION OF DIRECTORS
INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS
Nominees for Class I Director
Continuing Directors
Executive Officers (Other than those listed above)
HOW NOMINEES TO OUR BOARD ARE SELECTED
INFORMATION ABOUT THE BOARD OF DIRECTORS
Compensation Policy
Compensation of the Chief Executive Officer
Deductibility of Compensation
CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
COMMUNICATING WITH OUR BOARD MEMBERS
COMPENSATION OF EXECUTIVE OFFICERS
Aggregated Option Exercises in Last Fiscal Year and Year End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF COMMON STOCK
COMPARISON OF SHAREHOLDER RETURNS
PROPOSAL NO. 3—APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN
OTHER MATTERS
DOLLAR TREE STORES, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE 1 GENERAL
ARTICLE 2 DEFINITIONS
ARTICLE 3 PLAN ADMINISTRATION
ARTICLE 4 ELIGIBILITY AND PARTICIPATION
ARTICLE 5 OFFERINGS AND OPTION GRANTS
ARTICLE 6 PAYROLL DEDUCTIONS
ARTICLE 7 EXERCISE OF OPTION
ARTICLE 8 WITHDRAWAL
ARTICLE 9 STOCK
ARTICLE 10 MISCELLANEOUS